Exhibit (h.23)

Exhibit A

iShares Trust

S&P 100®

S&P 500®

S&P 500 Growth IndexTM

S&P 500 Value IndexTM

S&P AMT-Free Municipal Series 2016 IndexTM

S&P AMT-Free Municipal Series 2017 IndexTM

S&P AMT-Free Municipal Series 2018 IndexTM

S&P AMT-Free Municipal Series 2019 IndexTM

S&P AMT-Free Municipal Series 2020 IndexTM

S&P AMT-Free Municipal Series Dec 2021 IndexTM

S&P AMT-Free Municipal Series Dec 2022 IndexTM

S&P Asia 50TM

S&P California AMT-Free Municipal Bond IndexTM

S&P/Citigroup International Treasury Bond Index Ex-US 1-3 Year

S&P/Citigroup International Treasury Bond Index Ex-US

S&P Developed ex-U.S. Property IndexTM

S&P Emerging Markets Infrastructure IndexTM

S&P Europe 350TM

S&P Global 100TM

S&P Global 1200 Consumer Discretionary Sector IndexTM

S&P Global 1200 Consumer Staples Sector IndexTM

S&P Global 1200 Energy Sector IndexTM

S&P Global 1200 Financials Sector IndexTM

S&P Global 1200 Health Care Sector IndexTM

S&P Global 1200 Industrials Sector IndexTM

S&P Global 1200 Information Technology Sector IndexTM

S&P Global 1200 Materials Sector IndexTM

S&P Global 1200 Telecommunications Services Sector IndexTM

S&P Global 1200 Utilities Sector IndexTM

S&P Global Clean Energy IndexTM

S&P Global Infrastructure IndexTM

S&P Global Timber & Forestry IndexTM

S&P International Preferred Stock IndexTM

S&P Latin America 40TM

S&P MidCap 400®

S&P MidCap 400 Growth IndexTM

S&P MidCap 400 Value IndexTM

S&P National AMT-Free Municipal Bond IndexTM

S&P New York AMT-Free Municipal Bond IndexTM

S&P North American Natural Resources Sector IndexTM

S&P North American Technology Multimedia Networking IndexTM

S&P North American Technology Sector IndexTM

S&P North American Technology Software IndexTM

S&P Short Term National AMT-Free Municipal Bond IndexTM

S&P SmallCap 600®

S&P SmallCap 600 Growth IndexTM

S&P SmallCap 600 Value IndexTM

S&P Target Risk Aggressive Index

S&P Target Risk Conservative Index

S&P Target Risk Growth Index

S&P Target Risk Moderate Index

S&P Total Market IndexTM

S&P U.S. Preferred Stock IndexTM